UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): August 14, 2008

IGI LABORATORIES, INC.
(Exact name of registrant as specified in charter)

DELAWARE	001-08568	01-0355758
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	file number)	Identification Number)

105 Lincoln Avenue
Buena, New Jersey 08310
(Address of principal executive offices)(Zip Code)

(856) 697-1441
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02.	Results of Operations and Financial Condition.

      On August 14, 2008, IGI, Inc. (the "Company") issued a press release announcing the Company's earnings for the second quarter ended June 30, 2008 and certain other information. A copy of the press release is attached hereto as Exhibit 99.1 The press release is being furnished and shall not be deemed to be filed.

      As mentioned in the attached press release, the Company has two new pharmaceutical customers for whom it will begin manufacturing product for in the fourth quarter of 2008. The Company expects revenue from these two new customers in the next six months to equal approximately $500,000.

      This Current Report on Form 8-K includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this Current Report on Form 8-K that are not historical facts and statements identified by words such as "will," and "expects." These statements may contain, among other things, guidance as to future revenue and earnings, including revenues from current or future customers, operations, prospects of the business generally, intellectual property and the development of products. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in the Company's most recent Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission and as revised or supplemented by the Company's quarterly reports on Form 10-Q. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors or the Company's ability to implement business strategies. The Company does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

Exhibit 99.1	IGI Laboratories, Inc. Press Release dated August 14, 2008

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI, INC.

Date: August 14, 2008	By: /s/ Carlene Lloyd

Name: Carlene Lloyd
Title: Vice President of Finance

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	IGI Laboratories, Inc. Press Release dated August 14, 2008

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